Management Statement Regarding Compliance with Certain Provisions of the
                         Investment Company Act of 1940

We, as members of management of Firstar Stellar Funds (the "Company"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Company's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of December 1, 2000, and from October 31, 2000 through December 1, 2000.

Based on this evaluation, we assert that the Company was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of December 1, 2000, and from October 31, 2000 through December 1, 2000, with respect to securities reflected in the investment account of the Company.


Firstar Stellar Funds


By:        /s/Elaine Richards
           ------------------------------------
           Name of Company Official

           Secretary
           ------------------------------------
           Title

           3/22/2001
           ------------------------------------
           Date



By:        /s/Joseph C. Neuberger
           ------------------------------------
           Name of Company Official

           Vice President
           ------------------------------------
           Title

           3/26/2001
           ------------------------------------
           Date